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                                                                   Exhibit 10.10

                                LICENSE AGREEMENT

          THIS AGREEMENT, made as of the 27th day of October, 2005, by and between J.C. FLOWERS & CO. LLC, a Delaware limited liability company, having an office at 717 Fifth Avenue, New York, New York 10022 ("Licensor"), and CASTLEWOOD (US) Inc. a Delaware corporation, having an office at 7901 4th Street
N. Suite 203, St. Petersburg, FL 33702 ("Licensee").

                                   WITNESETH:

          WHEREAS, pursuant to a certain Lease dated as of February 12, 2004 (the "Lease") between WHGA Fifth Avenue Investors, L.P., c/o Walton Street Capital, LLC, 900 North Michigan Avenue, Suite 1900, Chicago, Illinois 60611, as landlord ("Landlord"), and Licensor, as tenant, Landlord leased to Licensor a portion of the 26th floor (the "Premises") in the building ("Building") known as 717 Fifth Avenue, New York, NY, as more particularly described in the Lease, on the terms, covenants and conditions therein set forth; and

          WHEREAS, Licensee desires a license (the "License") to use and occupy certain common and dedicated space at the Premises as described in Exhibit A attached hereto (the "Licensed Premises") for the period commencing on July 24, 2004 (the "License Effective Date"), and continuing through October 30, 2014 (the "Termination Date"), unless sooner terminated in accordance with the terms hereof (the "License Period"); and

          WHEREAS, Licensor is willing to allow Licensee to use and occupy the Licensed Premises for the License Period on the terms, covenants and conditions hereinafter set forth;

          NOW, THEREFORE, Licensor and Licensee covenant and agree as follows:

          1. Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a License to use and occupy the Licensed Premises during the License Period for the uses permitted under the Lease and for no other purpose. Licensee will have access to the Licensed Premises twenty-four (24) hours a day and seven (7) days a week. The existing furniture and the telecommunications equipment in the Licensed Premises, and the receptionist, copy machines, fax machines, telephones, mail room services, office supplies, information technology services, and other office functions serving the Premises, shall be made available to Licensee on a non-exclusive basis (collectively, the "Office Services"), but Licensor makes no warranties, express or implied, with respect to any Office Services.

          2. Licensee shall use and occupy the Licensed Premises in accordance with the terms, covenants and conditions of the Lease to be observed by Licensor thereunder to the extent that the same are appropriate to, and are not inconsistent with, the provisions of this Agreement.

          3. (a) Licensee shall pay to Licensor, in lawful money of the United States which shall be legal tender in payment of all debts and due, public and private, a license fee (the "License Fee") at the rate of $4,146 per month, in advance on the first business day of each

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calendar month commencing on the License Effective Date, at the office of
Licensor or such other place as Licensor may designate, without any setoffs or deductions whatsoever, except that the License Fee shall be pro rated from the License Effective Date to July 31, 2004.

          (b) The License Fee includes an amount of $2,000.00 (the "Initial Inclusion Amount") which represents Licensee's share of Licensor's costs for operating expenses, including but not limited to insurance, cleaning services, tax escalations, and Office Services. Within sixty days after the end of each anniversary of the License Effective Date, Licensor shall have the right to adjust the Initial Inclusion Amount to reflect Licensor's costs for the items referred to in this section(b) calculated in a manner consistent with Licensor's calculation of the Initial Inclusion Factor.

          (c) If any License Fees payable hereunder are not paid within 5 days after the date due i) Licensee shall pay to Licensor a late charge equal to four percent (4%) of the amount owed and ii) such License Fees shall bear interest at the rate of one and one-half percent (1 1/2%) or the maximum rate permitted by law, whichever is less, from the date due thereof until paid.

          4. This Agreement does not and shall not be deemed to constitute a lease or a conveyance of the Licensed Premises by Licensor to Licensee or to confer upon Licensee any right, title, estate, or interest in the Licensed Premises. This Agreement grants to Licensee a personal privilege to use and occupy the Licensed Premises for the License Period on the terms and conditions set forth herein. The Licensor represents and warrants to Licensee that the granting of the License to Licensee, as described in this Agreement, does not violate any term or provision of the Lease.

          5. Licensee shall not assign, transfer or otherwise encumber this Agreement or the License, nor shall Licensee permit or suffer any other person or entity to use or occupy all or any part of the Licensed Premises.

          6. Either Licensor or Licensee may, at its option with or without cause, terminate this Agreement upon thirty (30) days prior written notice to the other party. Upon the expiration or other termination of the License Period, Licensee shall quit and surrender to Licensor the Licensed Premises, and Licensee shall remove all of its property located on the Licensed Premises, if any. Nothing herein contained shall be deemed to permit Licensee to retain possession of the Licensed Premises after the License Period.

          7. Each party shall indemnify and save harmless the other and its agents against and from (i) any and all claims against the indemnified party of whatever nature arising from any act, omission or negligence of the indemnifying party, its contractors, licensees, agents, servants, employees, invitees or visitors, against the indemnified party arising from any accident, injury or damage occurring within the Premises or in the Building, where such accident, injury or damage results or is claimed to have resulted from any act or omission of the indemnifying party's agents, employees, invitees or visitors; and (ii) any breach, violation or non-performance of any covenant, condition or agreement in this Agreement on the part of the indemnifying party to be fulfilled, kept, observed and performed. The provisions of this paragraph 7 shall survive the expiration or earlier termination of this Agreement.


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          8. Licensor covenants with Licensee to observe all terms, covenants and conditions of the Lease so long as Licensee is not in default of any of its obligations hereunder.

          9. Licensee shall obtain and maintain all the insurance coverage and policies required of Licensor pursuant to the Lease with regard to the Licensed Premises, except that all policies required to name Landlord as additional insured shall also name Licensor as an insured.

          10. Licensee represents that it has made a thorough inspection of the Licensed Premises and agrees to take same in its condition "as is", as of the License Effective Date, and Licensor shall have no obligation to alter, improve, or decorate the Licensed Premises for Licensee's use and occupancy.

          11. Licensor and Licensee each represents and warrants to the other that it has not dealt with any broker in the negotiation of this Agreement. Licensor and Licensee hereby agree to indemnify and hold each other harmless of and from any claim of or liability to any other broker, and all expenses related thereto (including attorneys' fees and disbursements), by reason of the execution and delivery of this Agreement. The provisions of this paragraph 11 shall survive the expiration or earlier termination of this Agreement.

          12. Any notice, demand, request or other communications pursuant to this Agreement shall be in writing, and given by personal delivery or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, and addressed to Licensor or Licensee, as the case may be. Any such notice, demand, request or communication shall be deemed to have been served or given and received by the applicable party for purposes of this Agreement upon receipt thereof, if given by personal delivery, three (3) business days after mailing, if given by registered or certified mail, or the business day after dispatching same, if given by overnight air courier. All notices, demands, requests or other communication given (i) to Licensor shall be delivered to the License Premises, Attention Michael P. Sullivan, and (ii) to Licensee at the Licensed Premises, Attention, Karl Wall.

          13. This Agreement shall be binding upon and inure to the benefit of the Licensor's and Licensee's successors and assigns and may not be modified except by a writing signed by the party to be charged.

          14. This Agreement shall be construed in all respects and governed by the laws of the State of New York.

          15. This Agreement may be executed in counterparts and all such counterparts shall constitute one agreement binding on all parties, notwithstanding that all the parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement as of the date hereinabove set forth.


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                                         J.C. FLOWERS & CO. LLC


                                         By: /s/ J. Christopher Flowers
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                         CASTLEWOOD (US) Inc.


                                         By: /s/ Donna L. Stolz
                                             -----------------------------------
                                         Name: Donna L. Stolz
                                         Title: Executive Vice President


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                                    EXHIBIT A

                                LICENSED PREMISES

One small office facing 56th Street on north side of 717 Fifth Avenue, 26th Floor, New York, NY 10022


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